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                                  OPTEL, INC.


         EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
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                                                      Quarter Ended      Quarter Ended         Nine Month         Nine Month
                                                         May 31,            May 31,          Period Ended       Period Ended
                                                                                                May 31,            May 31,
                                                     -----------------------------------------------------------------------------
                                                           1997                 1996               1997               1996
                                                           ----                 ----               ----               ----
Primary:
     Net loss                                           $(15,376)             $(4,573)           $(31,668)         $(11,816)

                                                        ========              =======            ========          ========

     Weighted average number of common shares              2,530                2,263               2,393             2,188
     outstanding

                                                        ========              =======            ========          ========

Net loss per common share                               $  (6.08)             $ (2.02)           $ (13.23)         $  (5.40)

                                                        ========              =======            ========          ========


Fully diluted:
     Net loss                                           $(15,376)             $(4,573)           $(31,668)         $(11,816)
     Interest expense related to convertible notes,
     net of income tax expense                          $  4,301              $ 1,986            $ 12,193          $  4,510

                                                        ========              =======            ========          ========

     Adjusted net loss                                  $(11,075)             $(2,587)           $(19,475)         $ (7,306)

                                                        ========              =======            ========          ========

     Weighted average number of common
     shares outstanding, assuming conversion
     of convertible notes at beginning
     of relevant period                                    3,860                2,845               3,376             2,385


Net loss per common share                               $  (2.87)             $ (0.91)           $ ( 5.77)         $  (3.06)

                                                        ========              =======            ========          ========
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